Exhibit 99.1

MYR Group Inc. Announces Second-Quarter and First-Half 2020 Results

Rolling Meadows, Ill., July 29, 2020 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada, today announced its second-quarter and first-half 2020 financial results.

Highlights

•	Second quarter revenues of $513.1 million
•	Second quarter net income attributable to MYR of $13.4 million, or $0.80 per diluted share
•	Second quarter EBITDA of $31.5 million
•	Record backlog of $1.55 billion

Management Comments

Rick Swartz, MYR’s President and CEO, said, “We are pleased with our strong financial performance in the second quarter of 2020, highlighted by revenues of $513.1 million, a 14.3 percent increase over the second quarter of 2019, along with increases in gross profit, earnings per share, net income, EBITDA and free cash flow. Backlog in the second quarter was $1.55 billion, a slight increase over the first quarter of 2020 and another record high for MYR Group. We experienced a moderate slowdown on projects, primarily in our C&I segment, due to the COVID-19 pandemic, yet the project pipeline remains active in both our T&D and C&I segments. Although the situation surrounding COVID-19 remains fluid, the outlook is solid for the majority of the markets we serve and we are fortunate to be part of an industry that constructs, maintains and supports our nation’s critical electric infrastructure. As a leader in this industry, we are well positioned going forward and are confident in our ability to adapt, grow and deliver shareholder value while remaining focused on the safety and well-being of our employees, clients and communities.”

Second Quarter Results

MYR reported second-quarter 2020 revenues of $513.1 million, an increase of $64.3 million, or 14.3 percent, compared to the second quarter of 2019. Specifically, our Transmission and Distribution (“T&D”) segment reported revenues of $276.8 million for the second quarter of 2020, an increase of $20.9 million, or 8.1 percent, from the second quarter of 2019, primarily due to an increase in volume on both transmission and distribution projects. Our Commercial and Industrial (“C&I”) segment reported revenues of $236.3 million for the second quarter of 2020, an increase of $43.4 million, or 22.5 percent, from the second quarter of 2019, primarily due to incremental revenues from the CSI Electrical Contractors, Inc. (“CSI”) acquisition, partially offset by a decrease due to the timing of activity on various-sized projects along with impacts related to the COVID-19 pandemic.

Consolidated gross profit increased to $61.3 million in the second quarter of 2020, an increase of $18.1 million or 42.0 percent, from the second quarter of 2019. The increase in gross profit was due to higher revenues and margins. Gross margin was 11.9 percent for the second quarter of 2020 compared to 9.6 percent for the second quarter of 2019. The increase in gross margin was primarily due to better-than-anticipated productivity, an increase in higher margin work and favorable job close-outs on certain projects. These improvements were partially offset by decreases in revenue recognized on pending claims and change orders for which the Company is seeking reimbursement, and labor inefficiencies on certain projects. Additionally, gross margin during the second quarter of 2019 was negatively impacted by inefficiencies associated with a joint venture project, that has since been completed. Changes in estimates of gross profit on certain projects resulted in a gross margin increase of 0.2 percent and a decrease of 0.9 percent for the second quarter of 2020 and 2019, respectively.

Selling, general and administrative expenses (“SG&A”) increased to $41.2 million in the second quarter of 2020, compared to $33.9 million for the second quarter of 2019. The period-over-period increase was primarily due to the acquisition of CSI along with higher employee-related expenses to support the growth in our operations, partially offset by a reversal of contingent compensation expense related to a prior acquisition.

Income tax expense was $5.0 million for the second quarter of 2020, with an effective tax rate of 27.1 percent, compared to income tax expense of $2.5 million for the second quarter of 2019, with an effective tax rate of 27.9 percent. The period-over-period decrease in tax rate was primarily due to a decrease in our foreign taxes.

For the second quarter of 2020, net income attributable to MYR Group Inc. was $13.4 million, or $0.80 per diluted share attributable to MYR Group Inc., compared to $7.2 million, or $0.43 per diluted share, for the same period of 2019. Second-quarter 2020 EBITDA, a non-GAAP financial measure, was $31.5 million, compared to $20.6 million in the second quarter of 2019.

First-Half Results

MYR reported first-half 2020 revenues of $1.0 billion, an increase of $114.6 million, or 12.5 percent, compared to the first half of 2019. Specifically, the T&D segment reported revenues of $536.0 million, an increase of $7.5 million, or 1.4 percent, from the first half of 2019, primarily due to an increase in revenue on distribution projects, partially offset by a decrease in revenue on transmission projects. The C&I segment reported revenues of $495.5 million, an increase of $107.1 million, or 27.6 percent from the first half of 2019, primarily due to incremental revenues from the CSI acquisition, partially offset by a decrease due to the timing of activity on various-sized projects along with impacts related to the COVID-19 pandemic.

Consolidated gross profit increased to $122.9 million in the first half of 2020, an increase of $36.9 million or 42.9 percent, from the first half of 2019. The increase in gross profit was due to higher revenues and margins. Gross margin was 11.9 percent for the first half of 2020 compared to 9.4 percent for the first half of 2019. The increase in gross margin was primarily due to better-than-anticipated productivity and an increase in higher margin work on certain projects. These increases were partially offset by decreases in revenue recognized on pending claims and change orders for which the Company is seeking reimbursement, labor inefficiencies on certain projects, and inclement weather experienced on certain projects. Additionally, gross margin during the first half of 2019 was negatively impacted by inefficiencies related to a joint venture project, that has since been completed. Changes in estimates of gross profit on certain projects resulted in gross margin decreases of 0.1 percent and 1.0 percent for the first half of 2020 and 2019, respectively.

SG&A increased to $86.2 million in the first half of 2020, compared to $66.9 million for the first half of 2019. The period-over-period increase was primarily due to the acquisition of CSI along with higher employee-related expenses to support the growth in our operations partially offset by a reversal of contingent compensation expense related to a prior acquisition.

Income tax expense was $9.0 million for the first half of 2020, with an effective tax rate of 27.9 percent, compared to tax expense of $5.0 million for the first half of 2019, with an effective tax rate of 27.9 percent.

For the first half of 2020, net income attributable to MYR Group Inc. was $23.3 million, or $1.39 per diluted share attributable to MYR Group Inc., compared to $14.6 million, or $0.87 per diluted share, for the same period of 2019.

Backlog

As of June 30, 2020, MYR's backlog was $1.55 billion, compared to $1.54 billion as of March 31, 2020. As of June 30, 2020, T&D backlog was $520.8 million, and C&I backlog was $1.03 billion. Total backlog at June 30, 2020 increased $0.4 million, or 33.5 percent, from the $1.16 billion reported at June 30, 2019.

Balance Sheet

As of June 30, 2020, MYR had $280.2 million of borrowing availability under its revolving credit facility.

Non-GAAP Financial Measures

To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.

Conference Call

MYR will host a conference call to discuss its second-quarter 2020 results on Thursday, July 30, 2020 at 9:00 a.m. Central time. To participate in the conference call via telephone, please dial (877) 561-2750 (domestic) or (763) 416-8565 (international) and enter conference ID 4291068, at least five minutes prior to the start of the event. A replay of the conference call will be available through Thursday, August 6, 2020, at 1:00 P.M. Eastern time, by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID 4291068. MYR will also broadcast the conference call live via the internet. Interested parties may access the webcast through the Investor Relations section of MYR's website at www.myrgroup.com. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast will be available until Thursday, August 6, 2020 at 1:00 P.M. Eastern time.

About MYR

MYR is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the United States and western Canada. For more information, visit myrgroup.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “likely,” “unlikely,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

Investor Contact:

David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com

Financial tables follow…

MYR GROUP INC.

Consolidated Balance Sheets

As of June 30, 2020 and December 31, 2019

	June 30,	December 31,
(in thousands, except share and per share data)	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,991	$12,397
Accounts receivable, net of allowances of $3,186 and $3,364, respectively	341,514	388,479
Contract assets, net of allowances of $393 and $147, respectively	224,275	217,109
Current portion of receivable for insurance claims in excess of deductibles	9,129	6,415
Refundable income taxes	—	1,973
Other current assets	10,007	12,811
Total current assets	594,916	639,184
Property and equipment, net of accumulated depreciation of $284,385 and $272,865, respectively	181,711	185,344
Operating lease right-of-use assets	24,555	22,958
Goodwill	66,051	66,060
Intangible assets, net of accumulated amortization of $13,311 and $10,880, respectively	52,486	54,940
Receivable for insurance claims in excess of deductibles	23,328	30,976
Investment in joint ventures	3,186	4,722
Other assets	3,853	3,687
Total assets	$950,086	$1,007,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,186	$8,737
Current portion of operating lease obligations	6,864	6,205
Current portion of finance lease obligations	893	1,135
Accounts payable	154,902	192,107
Contract liabilities	128,702	105,486
Current portion of accrued self-insurance	20,005	18,780
Other current liabilities	84,982	64,364
Total current liabilities	403,534	396,814
Deferred income tax liabilities	21,515	20,945
Long-term debt	74,782	157,087
Accrued self-insurance	40,946	48,024
Operating lease obligations, net of current maturities	17,788	16,884
Finance lease obligations, net of current maturities	—	338
Other liabilities	2,071	3,304
Total liabilities	560,636	643,396
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares;
none issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares;
16,708,559 and 16,648,616 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	167	166
Additional paid-in capital	154,594	152,532
Accumulated other comprehensive loss	(398)	(446)
Retained earnings	235,083	212,219
Total stockholders' equity attributable to MYR Group Inc.	389,446	364,471
Noncontrolling interest	4	4
Total stockholders’ equity	389,450	364,475
Total liabilities and stockholders’ equity	$950,086	$1,007,871

MYR GROUP INC.

Unaudited Consolidated Statements of Operations and Comprehensive Income

Three and Six Months Ended June 30, 2020 and 2019

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2020	2019	2020	2019

Contract revenues	$513,051	$448,776	$1,031,521	$916,870
Contract costs	451,746	405,613	908,584	830,831
Gross profit	61,305	43,163	122,937	86,039
Selling, general and administrative expenses	41,199	33,944	86,245	66,931
Amortization of intangible assets	1,203	735	2,431	1,469
Gain on sale of property and equipment	(439)	(926)	(1,489)	(1,397)
Income from operations	19,342	9,410	35,750	19,036
Other income (expense):
Interest income	4	—	6	—
Interest expense	(1,315)	(1,168)	(2,828)	(2,373)
Other income (expense), net	321	582	(574)	1,328
Income before provision for income taxes	18,352	8,824	32,354	17,991
Income tax expense	4,967	2,466	9,037	5,013
Net income	13,385	6,358	23,317	12,978
Less: net loss attributable to noncontrolling interest	—	(849)	—	(1,582)
Net income attributable to MYR Group Inc.	$13,385	$7,207	$23,317	$14,560
Income per common share attributable to MYR Group Inc.:
—Basic	$0.80	$0.43	$1.40	$0.88
—Diluted	$0.80	$0.43	$1.39	$0.87
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,685	16,600	16,656	16,557
—Diluted	16,765	16,704	16,751	16,682

Net income	$13,385	$6,358	$23,317	$12,978
Other comprehensive income (loss):
Foreign currency translation adjustment	(39)	(123)	48	(200)
Other comprehensive income (loss)	(39)	(123)	48	(200)
Total comprehensive income	13,346	6,235	23,365	12,778
Less: net loss attributable to noncontrolling interest	—	(849)	—	(1,582)
Total comprehensive income attributable to MYR Group Inc.	$13,346	$7,084	$23,365	$14,360

MYR GROUP INC.

Unaudited Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 and 2019

	Six months ended June 30,
(in thousands)	2020	2019

Cash flows from operating activities:
Net income	$23,317	$12,978
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	21,324	19,714
Amortization of intangible assets	2,431	1,469
Stock-based compensation expense	2,173	2,153
Deferred income taxes	537	23
Gain on sale of property and equipment	(1,489)	(1,397)
Other non-cash items	267	783
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	46,353	(24,468)
Contract assets, net	(7,658)	(14,218)
Receivable for insurance claims in excess of deductibles	4,934	568
Other assets	7,198	(3,552)
Accounts payable	(38,342)	27,242
Contract liabilities	23,271	(5,035)
Accrued self insurance	(5,843)	(692)
Other liabilities	19,450	(8,169)
Net cash flows provided by operating activities	97,923	7,399
Cash flows from investing activities:
Proceeds from sale of property and equipment	1,633	1,658
Purchases of property and equipment	(16,938)	(27,961)
Net cash flows used in investing activities	(15,305)	(26,303)
Cash flows from financing activities:
Net repayments under revolving lines of credit	(70,423)	(5,896)
Borrowings under equipment notes	—	24,038
Payment of principal obligations under equipment notes	(13,433)	(1,455)
Payment of principal obligations under finance leases	(616)	(575)
Proceeds from exercise of stock options	82	284
Repurchase of common shares	(425)	(778)
Other financing activities	49	36
Net cash flows provided by (used in) financing activities	(84,766)	15,654
Effect of exchange rate changes on cash	(258)	98
Net decrease in cash and cash equivalents	(2,406)	(3,152)
Cash and cash equivalents:
Beginning of period	12,397	7,507
End of period	$9,991	$4,355

MYR GROUP INC.

Unaudited Consolidated Selected Data,

Unaudited Performance Measure and Reconciliation of Non-GAAP Measure

Three and Twelve Months Ended June 30, 2020 and 2019

	Three months ended		Last twelve months ended
	June 30,		June 30,
(dollars in thousands, except share and per share data)	2020	2019	2020		2019

Summary Statement of Operations Data:
Contract revenues	$513,051	$448,776	$2,185,810		$1,762,752
Gross profit	$61,305	$43,163	$251,056		$178,716
Income from operations	$19,342	$9,410	$73,892		$50,584
Income before provision for income taxes	$18,352	$8,824	$64,805		$43,525
Income tax expense	$4,967	$2,466	$18,252		$11,732
Net income attributable to MYR Group Inc.	$13,385	$7,207	$46,447		$33,168
Tax rate	27.1%	27.9%	28.2%		27.0%

Per Share Data:
Income per common share attributable to MYR Group Inc.:
- Basic	$0.80	$0.43	$2.79	(1)	$2.01	(1)
- Diluted	$0.80	$0.43	$2.77	(1)	$1.99	(1)
Weighted average number of common shares and potential common shares outstanding:
- Basic	16,685	16,600	16,636	(2)	16,526	(2)
- Diluted	16,765	16,704	16,742	(2)	16,656	(2)

	June 30,	December 31,	June 30,	June 30,
(in thousands)	2020	2019	2019	2018

Summary Balance Sheet Data:
Total assets	$950,086	$1,007,871	$806,695	$615,594
Total stockholders’ equity attributable to MYR Group Inc.	$389,446	$364,471	$339,039	$302,625
Goodwill and intangible assets	$118,537	$121,000	$88,414	$57,576
Total funded debt (3)	$81,968	$165,824	$106,479	$57,804

	Last twelve months ended
	June 30,
	2020	2019
Financial Performance Measure (4):
Reconciliation of Non-GAAP measure:
Net income attributable to MYR Group Inc.	$46,447	$33,168
Interest expense, net	6,670	4,497
Tax impact of interest	(1,881)	(1,214)
EBIT, net of taxes (5)	$51,236	$36,451

See notes at the end of this earnings release.

 MYR GROUP INC.

Unaudited Performance Measures and Reconciliation of Non-GAAP Measures

Three and Twelve Months Ended June 30, 2020 and 2019

	Three months ended		Last twelve months ended
	June 30,		June 30,
(in thousands, except share, per share data, ratios and percentages)	2020	2019	2020	2019

Financial Performance Measures (4):
EBITDA (6)	$31,549	$20,626	$118,563	$90,292
EBITDA per Diluted Share (7)	$1.88	$1.23	$7.08	$5.42
Free Cash Flow (8)	$54,880	$(2,446)	$108,618	$(3,724)
Book Value per Period End Share (9)	$23.20	$20.24
Tangible Book Value (10)	$270,909	$250,625
Tangible Book Value per Period End Share (11)	$16.14	$14.96
Funded Debt to Equity Ratio (12)	0.21	0.31
Asset Turnover (13)			2.71	2.86
Return on Assets (14)			5.8%	5.4%
Return on Equity (15)			13.7%	11.0%
Return on Invested Capital (18)			11.6%	10.2%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net income attributable to MYR Group Inc. to EBITDA:
Net income attributable to MYR Group Inc.	$13,385	$7,207	$46,447	$33,168
Net income (loss) attributable to noncontrolling interest	—	(849)	106	(1,375)
Net income	13,385	6,358	46,553	31,793
Interest expense, net	1,311	1,168	6,670	4,497
Income tax expense	4,967	2,466	18,252	11,732
Depreciation and amortization	11,886	10,634	47,088	42,270
EBITDA (6)	$31,549	$20,626	$118,563	$90,292

Reconciliation of Net Income attributable to MYR Group Inc. per Diluted Share to EBITDA per Diluted Share:
Net income attributable to MYR Group Inc. per share	$0.80	$0.43	$2.77	$1.99
Net income (loss) attributable to noncontrolling interest per share	—	(0.05)	0.01	(0.08)
Net income per share	0.80	0.38	2.78	1.91
Interest expense, net, per share	0.08	0.07	0.40	0.27
Income tax expense per share	0.30	0.15	1.09	0.70
Depreciation and amortization per share	0.70	0.63	2.81	2.54
EBITDA per Diluted Share (7)	$1.88	$1.23	$7.08	$5.42

Calculation of Free Cash Flow:
Net cash flow from operating activities	$62,680	$15,604	$155,423	$46,922
Less: cash used in purchasing property and equipment	(7,800)	(18,050)	(46,805)	(50,646)
Free Cash Flow (8)	$54,880	$(2,446)	$108,618	$(3,724)

Reconciliation of Book Value to Tangible Book Value:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$389,446	$339,039
Goodwill and intangible assets	(118,537)	(88,414)
Tangible Book Value (10)	$270,909	$250,625

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$23.20	$20.24
Goodwill and intangible assets per period end share	(7.06)	(5.28)
Tangible Book Value per Period End Share (11)	$16.14	$14.96

Calculation of Period End Shares:
Shares outstanding	16,709	16,644
Plus: Common equivalents	80	104
Period End Shares (16)	16,789	16,748

	June 30,	June 30,	June 30,
	2020	2019	2018
Reconciliation of Invested Capital to Stockholders Equity:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$389,446	$339,039	$302,625
Plus: Total funded debt	81,968	106,479	57,804
Less: Cash and cash equivalents	(9,991)	(4,355)	(4,203)
Invested Capital (17)	$461,423	$441,163	$356,226

See notes at the end of this earnings release.

(1)	Last-twelve-months earnings per share is the sum of earnings per share attributable to MYR Group Inc. reported in the last four quarters.
(2)	Last-twelve-months weighted average basic and diluted shares attributable to MYR Group Inc. were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)	Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)	These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)	EBIT, net of taxes is defined as net income attributable to MYR Group Inc. plus net interest, less the tax impact of net interest. The tax impact of net interest is computed by multiplying net interest by the effective tax rate. Management uses EBIT, net of taxes, to measure our results exclusive of the impact of financing costs.
(6)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare MYR Group Inc. operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of MYR Group Inc. financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(7)	EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares attributable to MYR Group Inc. outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(8)	Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income attributable to MYR Group Inc., cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)	Book value per period end share is calculated by dividing total stockholders’ equity attributable to MYR Group Inc. at the end of the period by the period end shares outstanding.
(10)	Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from stockholders’ equity attributable to MYR Group Inc. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or stockholders’ equity attributable to MYR Group Inc.
(11)	Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)	The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total stockholders’ equity attributable to MYR Group Inc. at the end of the period.
(13)	Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)	Return on assets is calculated by dividing net income attributable to MYR Group Inc. for the period by total assets at the beginning of the period.
(15)	Return on equity is calculated by dividing net income attributable to MYR Group Inc. for the period by total stockholders’ equity attributable to MYR Group Inc. at the beginning of the period.
(16)	Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(17)	Invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total stockholders’ equity attributable to MYR Group Inc.
(18)	Return on invested capital is calculated by dividing EBIT, net of taxes, less any dividends, by invested capital at the beginning of the period. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.